Exhibit 99.1

TransAtlantic Petroleum Announces First Quarter 2019 Financial Results and Provides an Operations Update

Hamilton, Bermuda (May 8, 2019) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced the financial results for the quarter ended March 31, 2019 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•

Average daily net sales volumes were approximately 3,082 barrels of oil equivalent per day (“BOEPD”) in the first quarter of 2019, as compared to 3,016 BOEPD in the fourth quarter of 2018 and 2,885 BOEPD in the first quarter of 2018.

•	Revenues for the first quarter of 2019 were $19.0 million, as compared to $15.5 million for the fourth quarter of 2018 and $16.9 million for the first quarter of 2018.
•	Operating income for the first quarter of 2019 was $3.2 million, as compared to $2.8 million for the fourth quarter of 2018 and $4.8 million for the first quarter of 2018.
•	Net loss was $3.9 million for the first quarter of 2019, as compared to a net loss of $0.7 million in the fourth quarter of 2018 and a net loss of $1.8 million in the first quarter of 2018.
•	Adjusted EBITDAX for the first quarter of 2019 was $12.3 million, as compared to $6.2 million for the fourth quarter of 2018 and $8.3 million for the first quarter of 2018.[1]
•	Net debt as of March 31, 2019 was $17.2 million, as compared to $12.1 million as of December 31, 2018.[2]

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.
[2]

Net debt is a non-GAAP financial measure consisting of total debt as reflected on the Company’s balance sheet minus cash and cash equivalents as reflected on the Company’s balance sheet. For March 31, 2019, total debt was $36.9 million and cash and cash equivalents was $19.7 million. For December 31, 2018, total debt was $22.0 million and cash and cash equivalents was $9.9 million.

First Quarter 2019 Results of Operations

	For the Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net Sales:
Oil (MBBL)	269	270	248
Natural gas (MMCF)	50	44	67
Total net sales (MBOE)	277	278	260
Average net sales (BOEPD)	3,082	3,016	2,885
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$69.00	$56.04	$65.71
Oil ($/Bbl hedged)	$69.00	$54.92	$60.32
Natural gas ($/MCF)	$5.94	$6.06	$5.00

Total revenues were $19.0 million for the three months ended March 31, 2019, as compared to $15.5 million for the three months ended December 31, 2018 and $16.9 million for the three months ended March 31, 2018. The Company had a net loss of $3.9 million, or $0.07 per share (basic and diluted), for the three months ended March 31, 2019, as compared to a net loss of $0.7 million, or $0.01 per share (basic and diluted), for the three months ended December 31, 2018, and a net loss of $1.8 million, or $0.04 per share (basic and diluted), for the three months ended March 31, 2018. Capital expenditures and seismic and corporate expenditures totaled $9.8 million for the three months ended March 31, 2019, as compared to $6.6 million for the three months ended December 31, 2018 and $5.2 million for the three months ended March 31, 2018.

Adjusted EBITDAX for the three months ended March 31, 2019 was $12.3 million, as compared to $6.2 million for the three months ended December 31, 2018 and $8.3 million for the three months ended March 31, 2018.

Operational Update

Southeastern Turkey

Molla

Yeniev Field

Both the Yeniev-1 and West Yeniev-1 wells continue flowing naturally with little water. In November 2018, the Company spud the East Yeniev-1 appraisal well to further delineate the structure. The well was drilled to a total measured depth of 9,900 feet and encountered hydrocarbon shows in the Mardin and Bedinan formations. Completion operations began in January 2019 and resulted in a discovery in the Mardin formation.

Bahar Field

The Company spud the Southeast Bahar-1 well in March 2019. The well was drilled to a total measured depth of 11,000 feet and encountered oil shows in the Mardin, Hazro, and Bedinan formations. The Company expects to begin completion operations in the second quarter of 2019.

Other

The Company spud the Blackeye-1 well in January 2019. The well was drilled to a total measured depth of 11,105 feet and encountered oil shows in the Hazro, Mardin, and Bedinan formations. The well was completed in the Hazro formation and put on production in the first quarter of 2019.

The Company has applied for conversion of the New Molla exploration license into a production lease and expects a final determination with respect to the application in the second quarter of 2019.

Selmo

The Company completed the initial phase of operations in the Selmo-1 well to re-enter and test the Permian formation, establishing the productivity of the Permian formation. During a short-term flow test of a previously untested interval, the Selmo-1 well tested 45.6 API condensate along with natural gas containing a high carbon dioxide percentage component.

Northwestern Turkey

Thrace Basin BCGA

The Company continues to evaluate its prospects in the Thrace Basin’s Basin Center Gas Accumulation (“Thrace Basin BCGA”) in light of the recent production test results at the Yamalik-1 exploration well operated by Valeura Energy Inc. (“Valeura”) with its partner Equinor ASA (formerly Statoil ASA) (“Equinor”). The Yamalik-1 exploration well is located on a license directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which it believes approximately 50,000 net acres (100% working interest, 87.5% net revenue interest) is in the Thrace Basin BCGA and analogous to the Valeura and Equinor acreage.

Subsequent to drilling and testing of the Yamalik-1 well, the joint venture between Valeura and Equinor announced a three-well program. In the first quarter of 2019, Valeura and Equinor announced that they drilled and cased a second well in the Thrace Basin BCGA, the Inanli-1 well. According to Valeura and Equinor, the well was drilled to a total depth of 4,885 meters and encountered 1,615 meters of high net-to-gross sandstone, which they interpreted to contain over-pressured gas. In the first quarter of 2019, Valeura and Equinor announced that they commenced completion operations for the Inanli-1 well. In the second quarter of 2019, Valeura and Equinor announced that they drilled the Devepinar-1 appraisal well to a total depth of 4,796 meters and encountered 1,066 meters of high-pressure gas saturated rock.

The Company expects to spud a shallow exploration well on its license in the Thrace Basin in the second quarter of 2019.

Bulgaria

The Company commenced the side-track and re-drilling of the Deventci R-1 well in December 2018, targeting the Ozirovu and Dolmi Dabnik formations. The well was drilled to a total depth of 16,450 feet. Although the Company encountered the targeted formations, tests did not indicate commercial quantities of reservoir quality rock. The well was plugged and abandoned at a cost of $5.1 million as of March 31, 2019. The Company is currently evaluating future activity in Bulgaria.

Annual Meeting

The Company will host its 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) on Tuesday, June 4, 2019 at 9:30 a.m. Central time (10:30 a.m. Eastern time) in Ballroom B at The Clubs of Prestonwood, 15909 Preston Road, Dallas, Texas 75248. After the meeting, the Company will offer an audio recording of the Annual Meeting. To listen to the audio recording, please visit the Company’s website at www.transatlanticpetroleum.com, click on “Investors,” and select “Annual Meeting.”

Conference Call

The Company will host a live webcast and conference call on Thursday, May 9, 2019 at 7:30 a.m. Central time (8:30 a.m. Eastern time) to discuss first quarter 2019 financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 4599321.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through May 11, 2019 and may be accessed by dialing (855) 859 -2056 or (404) 537-3406. The conference ID is 4599321.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues:
Total revenues	$19,041	$15,525	$16,926
Costs and expenses:
Production	2,502	2,789	2,869
Transportation and processing	1,319	1,280	1,193
Exploration, abandonment and impairment	5,113	8	40
Seismic and other exploration	77	149	159
General and administrative	3,054	5,057	3,337
Depreciation, depletion and amortization	3,716	3,386	4,459
Accretion of asset retirement obligations	52	50	46
Total costs and expenses	15,833	12,719	12,103
Operating income	3,208	2,806	4,823
Other (expense) income:
Interest and other expense	(2,478)	(2,399)	(2,782)
Interest and other income	174	240	254
(Loss) gain on commodity derivative contracts	(110)	3,359	(725)
Foreign exchange loss	(1,273)	(3,305)	(2,058)
Total other expense	(3,687)	(2,105)	(5,311)
(Loss) income before income taxes	(479)	701	(488)
Income tax expense	(3,423)	(1,416)	(1,287)
Net loss	(3,902)	(715)	(1,775)
Other comprehensive income (loss):
Foreign currency translation adjustment	(4,226)	5,962	(2,343)
Comprehensive (loss) income	$(8,128)	$5,247	$(4,118)

Net loss per common share
Basic net loss per common share	$(0.07)	$(0.01)	$(0.04)
Weighted average common shares outstanding	52,483	50,625	50,374
Diluted net loss per common share	$(0.07)	$(0.01)	$(0.04)
Weighted average common and common equivalent shares outstanding	52,483	50,625	50,374

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$4,514	$7,810
Net cash used in investing activities	(9,326)	(7,014)
Net cash provided by (used in) financing activities	15,812	(4,125)
Effect of exchange rate changes on cash	(1,153)	(716)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$9,847	$(4,045)

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,734	$9,892
Accounts receivable, net
Oil and natural gas sales	21,852	12,912
Joint interest and other	1,061	982
Related party	898	878
Prepaid and other current assets	9,304	8,696
Note receivable - related party	–	5,828
Inventory	4,830	5,167
Total current assets	57,679	44,355
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	155,808	163,006
Unproved	15,195	15,695
Equipment and other property	13,559	14,408
	184,562	193,109
Less accumulated depreciation, depletion and amortization	(102,607)	(105,850)
Property and equipment, net	81,955	87,259
Other long-term assets:
Other assets	3,380	986
Note receivable - related party	4,609	–
Total other assets	7,989	986
Total assets	$147,623	$132,600
LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,074	$3,896
Accounts payable - related party	2,667	2,922
Accrued liabilities	16,877	13,073
Derivative liability	110	–
Loans payable	21,186	22,000
Total current liabilities	46,914	41,891
Long-term liabilities:
Asset retirement obligations	4,490	4,667
Accrued liabilities	9,620	7,259
Deferred income taxes	20,531	20,314
Loans payable	15,714	–
Total long-term liabilities	50,355	32,240
Total liabilities	97,269	74,131
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2019 and December 31, 2018	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of March 31, 2019 and December 31, 2018	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 52,496,666 shares and 52,413,588 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	5,249	5,241
Treasury stock	(970)	(970)
Additional paid-in-capital	577,493	577,488
Accumulated other comprehensive loss	(146,247)	(142,021)
Accumulated deficit	(431,221)	(427,319)
Total shareholders' equity	4,304	12,419
Total liabilities, Series A preferred shares and shareholders' equity	$147,623	$132,600

Reconciliation of Net Loss to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net loss	$(3,902)	$(715)	$(1,775)
Adjustments:
Interest and other, net	2,322	2,159	2,528
Income tax expense	3,423	1,416	1,287
Exploration, abandonment, and impairment	5,113	8	40
Seismic and other exploration expense	77	149	159
Foreign exchange loss	1,273	3,305	2,058
Share-based compensation expense	102	115	101
Loss (gain) on commodity derivative contracts	110	(3,359)	725
Cash settlements on commodity derivative contracts	-	(302)	(1,339)
Accretion of asset retirement obligation	52	50	46
Depreciation, depletion, and amortization	3,716	3,386	4,459
Adjusted EBITDAX	$12,286	$6,212	$8,289

Adjusted EBITDAX (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss plus interest and other income, net, income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss, share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, depreciation, depletion, and amortization.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization, impairment of oil and natural gas properties, exploration expenses, and foreign exchange gains and losses among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income prepared in accordance with GAAP. Net income may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s drilling program, the evaluation of the Company’s prospects in southeastern Turkey, the Thrace Basin in northwestern Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, and the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, exploration, production, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume

(“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Tabitha T. Bailey Vice President, General Counsel, and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com